                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                _______________

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



              DATE OF EARLIEST EVENT REPORTED:  DECEMBER 29, 1999
                                                -----------------

                          Internet Capital Group, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                0-26929                              23-2996071
------------------------------------              -------                              ----------
    State of Incorporation                 (COMMISSION FILE NUMBER)           (IRS EMPLOYER IDENTIFICATION NO.)

           435 Devon Park Drive, Building 800, Wayne, PA      19087
          ----------------------------------------------------------
          (Address of principal executive offices)        (Zip Code)

                                 (610) 989-0111
                                 --------------
                        (Registrant's telephone number)

This Form 8-K/A amends the current Report on Form 8-K filed by Registrant dated December 29, 1999 filed January 11, 2000.


Item 2.

Acquisition of Assets.
---------------------

          On December 29, 1999, Internet Capital Group, Inc. (the "Company") acquired an interest in MetalSite, L.P., a Delaware limited partnership ("MetalSite"), and an interest in MetalSite General Partner, LLC, a Delaware limited liability company and the general partner of MetalSite (the "General Partner"), pursuant to a Securities Purchase Agreement (the "Purchase Agreement") between the Company and Weirton Steel Corporation, a Delaware corporation ("Weirton"). The aggregate purchase price for these purchased interests was $30,000,000 in cash and 852,631 shares of common stock of the Company. The source of funds for the cash portion of the purchase price was the Company's internal cash reserves.

          MetalSite operates a Web site which acts as a venue for users to exchange news and information, to purchase products and services, to participate in auctions and to establish an electronic marketplace for the metals industry. The General Partner operates as the general partner of MetalSite.

          Pursuant to the Purchase Agreement, the Company acquired a Class A limited partner interest in MetalSite representing a 44.42% interest on a primary basis and a 35.35% interest on a fully-diluted basis. The Company also acquired a Membership Interest in the General Partner representing a 47.26% interest on a primary basis and a 39.72% interest on a fully-diluted basis. The General Partner owns a 1% interest in MetalSite.

          In addition, pursuant to the Purchase Agreement, the Company has been granted options to purchase additional interests in MetalSite and the General Partner upon the occurrence of certain events. In the event of a "change of control" of Weirton (as defined in the Purchase Agreement) prior to completion of an underwritten public offering of equity securities by MetalSite on the terms described in the Purchase Agreement (a "MetalSite Public Offering"), the Company will have the option to purchase any or all of Weirton's remaining interest in MetalSite and a corresponding portion of Weirton's remaining interest in the General Partner at a mutually agreed fair market value price or, in the absence of agreement, an independently appraised fair market value price. For a 30 day period commencing upon expiration of an interim period following a MetalSite Public Offering, the Company will have the option to purchase an additional 10% interest in MetalSite (determined on a pre-offering basis) at an average market price based upon the trading prices of MetalSite's equity securities during the ten-day period prior to notice of exercise of such option. In the event of a "change of control" of Weirton after completion of a MetalSite Public Offering, the Company will, if it has exercised its option to purchase additional MetalSite securities described in the previous sentence (or if such option has not yet become exercisable), have the option to purchase any or all of Weirton's remaining interest in MetalSite at an average market price based upon the trading prices of MetalSite's equity securities during the ten-day period prior to notice of exercise of such option.

          Under the terms of the Operating Agreement of the General Partner, the Board of Directors of the General Partner consists of ten voting and one non-voting members. The non-voting member is the Chief Executive Officer of MetalSite. Initially, the Company will have the right to appoint two voting members of the Board of Directors of the General Partner, Weirton will have the right to appoint two voting members, and Weirton and the Company will jointly appoint two voting directors. The remaining four voting directors will be appointed by the other 2 limited partners of MetalSite. The Operating Agreement of the General Partner provides that action by the Board of Directors in general requires the affirmative vote of a number of directors equal to (i) the number of directors appointed by Weirton and the Company that are present at the meeting and not abstaining from such vote and (ii) two additional voting directors.

          In the event the Company acquires 50% or more of Weirton's remaining Membership Interest in the General Partner or in the event the Company's percentage interest in the General Partner otherwise exceeds 49.72% on a fully-diluted basis, the Company will thereafter have the right to appoint four voting directors, Weirton will have the right to appoint one voting director, one voting director will be mutually appointed by Weirton and the Company, and the remaining four voting directors will be appointed by the other limited partners of MetalSite.

          Each of the Limited Partnership Agreement of MetalSite and the Operating Agreement of the General Partner contains provisions restricting transfer of interests of MetalSite and the General Partner, respectively, rights of first refusal and other provisions governing the relationship of the partners of MetalSite and the members of the General Partner.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           ------------------------------------------------------------------

          (a)  Financial Statements of MetalSite LLC

               Report of Independent Public Accountants
               Balance Sheets
               Statements of Operations
               Statements of Partners' Capital (Deficit)
               Notes to Financial Statements

          (b) Financial Statements of MetalSite as a component of Weirton Steel Corporation

               Report of Independent Public Accountants
               Statements of Costs and Expenses
               Notes to Financial Statements

          (c)  Pro Forma Financial Information

               Pro Forma Financial Statements (unaudited): Basis of Presentation

               Pro Forma Condensed Consolidated Balance Sheet

               Pro Forma Consolidated Statements of Operations

               Notes to Pro Forma Condensed Consolidated Financial Statements



(d)      Exhibits

         2.1 Securities Purchase Agreement dated as of December 28, 1999 between Weirton Steel Corporation and Internet Capital Group, Inc. This exhibit contains a list of schedules to the exhibit, all of which have been omitted. Upon request of the Securities and Exchange Commission, the Company will furnish a copy of it supplementally. *

         99.1        Press release issued by the Company on December 29, 1999 *

         *Filed as part of the Registrant's current Report on Form 8-K dated December 29, 1999, filed January 11, 2000, and incorporated herein by reference.

               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 INTERNET CAPITAL GROUP, INC.


Dated:  March 13, 2000           By:    /s/ David D. Gathman
                                    ----------------------------------
                                    David D. Gathman
                                    Chief Financial Officer

                                 EXHIBIT INDEX


                                                                                Sequential
     Exhibit No.                          Description                           Page Number
----------------------  ------------------------------------------------  -----------------------
        2.1             Securities Purchase Agreement dated as of                    *
                        December 28, 1999 between Weirton Steel
                        Corporation and Internet Capital Group, Inc.
                        This exhibit contains a list of schedules to
                        the exhibit, all of which have been omitted.
                        Upon request of the Securities and Exchange
                        Commission, the Company will furnish a copy of
                        it supplementally.

        99.1            Press release issued by the Company on December              *
                        29, 1999


*Filed as part of the Registrant's current Report on Form 8-K dated December 29, 1999, filed January 11, 2000, and incorporated herein by reference.

MetalSite General Partner, LLC

Consolidated Financial Statements
for the Nine Months Ended September 30, 1999 (Unaudited)
And the Period from Inception (November 15, 1998)
Through December 31, 1998
Together with the Report of
Independent Public Accountants

Report of Independent Public Accountants



To the Partners of
MetalSite General Partner, LLC:

We have audited the accompanying consolidated balance sheet of MetalSite General Partner, LLC (a Delaware limited liability company) as of December 31, 1998 and the related consolidated statements of operations, partners' capital and cash flows for the period from Inception (November 15, 1998) through December 31, 1998. These financial statements are the responsibility of MetalSite General Partner, LLC's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MetalSite General Partner, LLC as of December 31, 1998, and the consolidated results of its operations and its cash flows for the period from Inception (November 15, 1998) through December 31, 1998 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that MetalSite General Partner, LLC will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, it is uncertain as to whether the Partnership will generate sufficient cash flows from operations. This factor raises substantial doubt about the Partnership's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Pittsburgh, Pennsylvania
 January 12, 2000

                        METALSITE GENERAL PARTNER, LLC
                        ------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                    ----------------------------------------

                                                                             September 30,
                                                                                 1999               December 31,
                                  ASSETS                                      (Unaudited)              1998
                                  ------                                   -----------------    -----------------
CURRENT ASSETS:
 Cash and cash equivalents                                                 $       1,196,301    $       1,129,323
 Trade accounts receivable                                                           395,894                  789
 Other receivables                                                                     5,516                    -
 Prepaid service arrangement, net of accumulated amortization of
  $41,667 and $0, respectively                                                       458,333                    -
 Prepaid expenses                                                                     47,427                2,194
                                                                           -----------------    -----------------

          Total current assets                                                     2,103,471            1,132,306

FIXED ASSETS:
 Furniture and fixtures                                                                2,000                1,967
 Computer equipment and hardware                                                     759,495              428,553
 Accumulated depreciation                                                           (276,193)             (30,293)
                                                                           -----------------    -----------------
          Total fixed assets, net                                                    485,302              400,227

OTHER ASSETS:
 Notes receivable from employees                                                     113,323                    -
 Deposits                                                                             18,669               25,100
 Software and development costs, net of accumulated amortization of
  $1,141,668 and $65,400, respectively                                               564,306            1,189,965
                                                                           -----------------    -----------------

          Total other assets                                                         696,298            1,215,065
                                                                           -----------------    -----------------

TOTAL ASSETS                                                               $       3,285,071    $       2,747,598
                                                                           =================    =================


                                            LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)
                                            -------------------------------------------

CURRENT LIABILITIES:
 Current portion of capital lease obligation                               $         118,589    $               -
 Accounts payable                                                                     67,295              594,502
 Accrued incentives                                                                  271,876                    -
 Accrued interest                                                                    222,548                4,652
 Other accrued liabilities                                                           709,161              345,041
 Deferred revenue                                                                        450                    -
                                                                           -----------------    -----------------
          Total current liabilities                                                1,389,919              944,195

LONG-TERM LIABILITIES:
 Long-term portion of capital lease obligation                                       130,282                    -
 Loans from partners                                                               4,826,566            1,826,566
                                                                           -----------------    -----------------

          Total long-term liabilities                                              4,956,848            1,826,566
                                                                           -----------------    -----------------

MINORITY INTEREST IN LIMITED PARTNERSHIP                                           1,115,794                    -

PARTNERS' CAPITAL (DEFICIT)                                                       (4,177,490)             (23,163)
                                                                           -----------------    -----------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)                          $       3,285,071    $       2,747,598
                                                                           =================    =================

 The accompanying notes are an integral part of these consolidated financial statements.

                        METALSITE GENERAL PARTNER, LLC
                        ------------------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND FOR THE PERIOD FROM
     --------------------------------------------------------------------
            INCEPTION (NOVEMBER 15, 1998) THROUGH DECEMBER 31, 1998
            -------------------------------------------------------


                                                                           Nine Months             From Inception
                                                                              Ended                (November 15,
                                                                          September 30,            1998) through
                                                                              1999                  December 31,
                                                                           (Unaudited)                  1998
                                                                      ---------------------    ---------------------
REVENUES                                                              $           1,022,216    $                 789

COST OF REVENUES                                                                    442,728                  121,250
                                                                      ---------------------    ---------------------
     Gross profit (loss)                                                            579,488                 (120,461)
                                                                      ---------------------    ---------------------

OPERATING EXPENSES:
 Product development                                                              1,785,115                  456,079
 Sales and marketing                                                              1,369,137                  255,000
 General and administrative                                                       2,264,400                  168,103
 Partnership interest based compensation                                             65,200                     -
                                                                      ---------------------    ---------------------

     Total operating expenses                                                     5,483,852                  879,182
                                                                      ---------------------    ---------------------

     Loss from operations                                                        (4,904,364)                (999,643)
                                                                      ---------------------    ---------------------

INTEREST EXPENSE, NET                                                               213,537                    4,652
                                                                      ---------------------    ---------------------

MINORITY INTEREST IN LOSS OF LIMITED PARTNERSHIP                                   (949,406)                (930,913)
                                                                      ---------------------    ---------------------

NET LOSS                                                              $          (4,168,495)   $             (73,382)
                                                                      =====================    =====================



  The accompanying notes are an integral part of these consolidated financial statements.

                        METALSITE GENERAL PARTNER, LLC
                        ------------------------------


            CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
            ------------------------------------------------------

     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND FOR THE
     --------------------------------------------------------------------
      PERIOD FROM INCEPTION (NOVEMBER 15, 1998) THROUGH DECEMBER 31, 1998
      -------------------------------------------------------------------

PARTNERS' CAPITAL (DEFICIT), beginning balance at
Inception (November 15, 1998)                                    $      -

  Contributions                                                       50,219

  Net loss                                                           (73,382)
                                                                 -----------

PARTNERS' CAPITAL (DEFICIT), December 31, 1998                       (23,163)
                                                                 -----------

  Contributions                                                       14,168

  Net loss                                                        (4,168,495)
                                                                 -----------

PARTNERS' CAPITAL (DEFICIT), September 30, 1999                  $(4,177,490)
                                                                 ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                        METALSITE GENERAL PARTNER, LLC
                        ------------------------------


                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND FOR THE PERIOD FROM
     --------------------------------------------------------------------
            INCEPTION (NOVEMBER 15, 1998) THROUGH DECEMBER 31, 1998
            -------------------------------------------------------

                                                                                 Nine Months            From Inception
                                                                                    Ended                (November 15,
                                                                                September 30,            1998) through
                                                                                    1999                 December 31,
                                                                                 (Unaudited)                 1998
                                                                              ----------------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                     $     (4,168,495)      $          (73,382)
 Adjustments to reconcile net loss to net cash provided (used) by operating activities-
    Depreciation and amortization                                                    1,284,401                   95,693
    Minority interest in loss of Limited Partnership                                  (949,406)                (930,913)
    Amortization of deferred compensation                                               65,200                     -
    Changes in assets and liabilities-
      Accounts receivable                                                             (395,105)                    (789)
      Other receivables                                                                 (5,516)                    -
      Prepaid expenses                                                                 (45,233)                  (2,194)
      Other assets                                                                    (106,892)                    -
      Accounts payable                                                                (527,207)                 594,502
      Accrued expenses                                                                 853,892                  349,693
      Deferred revenue                                                                     450                     -
                                                                              ----------------       ------------------

     Net cash (used) provided by operating activities                               (3,993,911)                  32,610
                                                                              ----------------       ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to fixed assets, software, and development costs                           453,279                1,685,885
  Deposits                                                                                -                      25,100
                                                                              ----------------       ------------------

     Cash used in investing activities                                                (453,279)              (1,710,985)
                                                                              ----------------       ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  General Partners' cash contributions                                                  14,168                   50,219
  Limited Partners' cash contributions                                               1,500,000                  930,913
  Loans from partners                                                                3,000,000                1,826,566
                                                                              ----------------       ------------------

     Cash provided by financing activities                                           4,514,168                2,807,698
                                                                              ----------------       ------------------

     Net increase in cash                                                               66,978                1,129,323

Cash and cash equivalents, beginning of period                                       1,129,323                     -
                                                                              ----------------       ------------------

Cash and cash equivalents, end of period                                      $      1,196,301       $        1,129,323
                                                                              ================       ==================

NON-CASH TRANSACTIONS:
 Purchase of equipment through capital lease                                  $        248,871       $             -
 Contribution of prepaid service arrangement for Limited Partnership
  Interest                                                                    $        500,000       $             -



  The accompanying notes are an integral part of these consolidated financial statements.

                        METALSITE GENERAL PARTNER, LLC
                        ------------------------------


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED) AND FOR THE
     --------------------------------------------------------------------
      PERIOD FROM INCEPTION (NOVEMBER 15, 1998) THROUGH DECEMBER 31, 1998
      -------------------------------------------------------------------


1.   ORGANIZATION AND PARTNERSHIP AGREEMENT:
     ---------------------------------------

MetalSite General Partner, LLC ("MGP" or the "general partner") a Delaware limited liability company owns a 1% interest in MetalSite, L.P. (the "Partnership" or "MetalSite") a Delaware Limited Partnership and through the provisions of the Third Amended and Restated Operating Agreement of MGP (the "Agreement") controls MetalSite. MetalSite is a leading provider of business-to-business electronic commerce solutions to the metals industry. MetalSite's Internet-based marketplace permits raw material suppliers, integrated and mini-mill producers, service centers, distributors, toll processors, brokers, fabricators and original equipment manufacturers to efficiently buy and sell metals products. The Partnership was in the development stage for the period from Inception (November 15, 1998) through the first half of 1999.

Weirton Steel Corporation ("WSC"), LTV Steel Company ("LTV") and Steel Dynamics, Inc. ("SDI") purchased their respective general partner and Partnership interests on November 15, 1998. LTV and SDI were also granted warrants allowing them to purchase additional limited partnership interests under specified terms (see Note 8). As the period from the time of respective Partnership interest purchase to December 31, 1998 is one and a half months, comparison to the nine-month period ending September 30, 1999 is not meaningful.

For purposes of determining the ownership percentage of the Partnership, the cost incurred by WSC prior to the initial capitalization of the Partnership, for early development of the technology and intellectual property that supports the Partnership's business, was included as a component of WSC ("Predecessor") and was credited towards WSC's initial Partnership interest. To the extent that the expenditures composing this investment included assets contributed to the Partnership, these assets were accounted for using the net book value of the assets transferred from WSC's books. For financial reporting purposes, however, the amount contained in WSC's capital account excludes those costs that WSC expensed prior to the initial capitalization of the Partnership.

On September 1, 1999, Ryerson Tull, Inc. ("RTI") purchased its respective general partner and Partnership interests in exchange for cash and intellectual property (see Note 2). Additionally on September 1, 1999, Bethlehem Steel Corporation ("BSC") purchased its respective general partner and Partnership interests in exchange for cash.

As of December 31, 1998, WSC, LTV and SDI were collectively the limited partners of MetalSite. As of September 30, 1999, WSC, LTV, SDI, RTI, and BSC were collectively the limited partners of MetalSite (the "Limited Partners").

The Limited Partnership Agreement provides, among other things, for the following:

Management
----------

The affairs of the Partnership are managed by MGP, its general partner.

Right of First Refusal
----------------------

Pursuant to the Limited Partnership Agreement of MetalSite L.P., a Class A Partner (the "Selling Partner") shall have the right to sell all (but not less than all) of its Class A interest in MetalSite ("Offered Interest") to a bonafide third party provided that the Selling Partner first gives the Partnership and the other Class A Partners (the "Non-Selling Partners") the opportunity to purchase the Offered Interest. The Selling Partner shall give written notice of any bona fide offer (the "Offer Notice") to MGP and each of the Non-Selling Partners. Within 60 days following receipt of the Offer Notice, the Partnership shall have the right to elect to purchase, at the same price and on the same terms and conditions specified in the Offer Notice, the Offered Interest.

Term and Dissolution
--------------------

Pursuant to the Agreement of MGP, the Limited Partners shall not take part in the control, direction or operation of the affairs of MGP other than to exercise rights specifically provided in the Agreement, nor may the limited partners act for or bind the MGP. At all times the sole control of the Partnership shall rest exclusively with the general partner. Additionally, no prior consent or approval of a limited partner is required for any act or transaction to be taken by the general partner.

The term of the Partnership will continue until there is either (a) a sale or distribution of all of MetalSite's assets, (b) a superceding of the original partnership agreement or (c) a termination by dissolution.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements are those of the general partner and include the accounts of MGP and the Partnership. All significant intercompany transactions have been eliminated in consolidation.

Basis of Presentation and Management's Plans
--------------------------------------------

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the ordinary course of business. Through September 30, 1999, MGP has incurred a cumulative net loss of $4,241,877 and has yet to generate significant revenues. Management anticipates that additional losses will be incurred while MetalSite's website aggregates sufficient commercial activity to cover its operating costs. Any substantial delay in the implementation of management's plans or substantial unanticipated costs associated with its plans (including delays in achieving sufficient commercial activity) could have an adverse effect on MGP's financial condition. As such, it is uncertain as to whether MetalSite will generate sufficient cash flows from operations. These factors raise substantial doubt about MGP's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management's plans include achieving sufficient commercial activity to cover its operating costs. Until this is achieved, the Partnership is dependent on the continued funding of its Limited Partners. On September 1, 1999, management obtained a Partnership Loan Facility from the Limited Partners to provide up to a maximum of $6,000,000 to fund Partnership operations (see Note 4).

Minority Interest
-----------------

Minority interest includes the Limited Partner's Class A partnership interests in MetalSite, the value of warrants issued to two of the Limited Partners (see
Note 8) and deferred compensation associated with the Class B partnership interests that were issued to certain members of the Partnership's management under a Restricted Partnership Interest Plan (the "RPIP"). Losses are allocated pro-rata to the Limited Partners until the minority interest balance is reduced to zero. At that time, all remaining losses are allocated to the general partner.

Below is a reconciliation of the minority interest in the Limited Partnership at September 30, 1999:

     Minority interest in Limited Partnership - December 31, 1998                $        -

     Limited Partners' cash contributions                                            1,500,000
     Contribution of prepaid service arrangement for capital                           500,000
     Amortization of deferred compensation                                              65,200
     Minority interest in loss of Limited Partnership                                 (949,406)
                                                                                 -------------

     Minority interest in Limited Partnership - September 30, 1999               $   1,115,794
                                                                                 =============

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and money market funds. All cash equivalents are recorded at cost, which approximates fair value.

Fixed Assets
------------

Fixed assets are stated at cost. Depreciation is computed using the straight-line method to charge the cost of significant assets to income over their useful lives. For purposes of this computation, the useful lives are assumed to be as follows:

                                                    From Inception
                                                  (November 15, 1998)
                                                  to December 31, 1998
                                                 ----------------------
     Hardware and Software                              3-5 years
     Furniture and Fixtures                              5 years

Based upon the Partnership reassessment of hardware and software's useful life, effective August 1, 1999, the Partnership changed the depreciable life of the above assets as follows:

     Internally Developed or Capitalized Software Costs             1.5 years
     Externally Developed or Acquired Software and Hardware           2 years

The effect of the change in depreciable lives was an additional charge of $399,660 to the statement of operations during the nine months ended September 30, 1999.

Capitalized Software Costs
--------------------------

The Partnership capitalizes in accordance with SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", certain internal and external development costs that relate to the development of internal use software that will provide benefits to future periods. These costs are amortized over the shorter of their estimated useful life or 1.5 years.

Prepaid Service Agreement
-------------------------

In connection with the sale of Class A partnership interest to RTI, MGP, RTI and MetalSite have agreed that RTI shall provide certain of its consultants to MetalSite to perform analysis, design, consulting, and/or support for one-year from the date of RTI's investment. The consultants, in performing services, provide MetalSite with their knowledge, experiences, expertise, ideas, know-how, concepts and understandings, whether written or oral, to assist MetalSite with the further development of its catalog technology. The fair value of this prepaid service agreement ($500,000) is being amortized over the life of the agreement (one-year).

Revenue Recognition
-------------------

MetalSite recognizes revenue from three types of occurrences conducted on or over its website: (1) fixed transaction fees for items with a set selling price at the time the seller accepts the buyer's order, (2) auction transaction fees derived from the highest bid received above seller specific reserve prices at the time an auction is closed and (3) advertising fees for posted customer advertisements at the time the service is performed. The specific reserve price in (2) above is defined as the bid price that must be received from the buyer before MetalSite is entitled to revenue. The seller, prior to placing a product for auction on the site, sets the reserve price.

Cost of Revenues
----------------

Cost of revenues consist primarily of the costs for hosting services provided by MetalSite's internet service provider for daily use of its server and employee costs.

Income Taxes
------------

No provision for income taxes has been made in the financial statements as MGP is not subject to income tax. The tax effects of MGP and the Partnership's operations accrue to its Partners.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   NOTES RECEIVABLE FROM EMPLOYEES:
     --------------------------------

In connection with the Class B partnership interests that were issued at a discount to certain members of the Partnership's management under the RPIP, the Partnership recorded $113,323 in nonrecourse loans to these employees for tax payments the Partnership remitted to the government upon Class B partnership interest grant. The interest on these loans is recourse. These loans bear interest at 5% and are due in four equal annual installments beginning April 17, 2000 (see Note 10).

4.   RELATED PARTY TRANSACTIONS:
     ---------------------------

Revenues
--------

As of December 31, 1998, the Partnership's exclusive revenue provider was WSC, a Limited Partner. As a result, the trade receivable recorded as of December 31, 1998 was solely from WSC. Subsequent to December 31, 1998, the Partnership began facilitating the sale of metal for other Limited Partners and new sellers recording transaction fee revenue and the resultant trade receivables from these sellers.

Note Payable to WSC
-------------------

The Partnership received $1,826,566 in loans from WSC during the period from Inception (November 15, 1998) through December 31, 1998. The loans bear interest at an 8% fixed rate per annum and provide for the liquidation of principal balances on December 31, 2001. These loans are secured by a lien on the assets of the Partnership and are subordinated to the Partnership Loan Facility discussed below. Among other restrictions, the Partnership will be deemed to be in an "Event of Default" under the agreement if principal, interest, or other indebtedness under the note payable agreement with WSC is not paid when due. Included in the accompanying consolidated balance sheets related to the WSC loans is accrued interest of $113,947 and $4,652 as of September 30, 1999 and December 31, 1998, respectively. Interest expense for the nine months ended September 30, 1999 and the period from Inception (November 15, 1998) through December 31, 1998, was $109,295 and $4,652, respectively.

Partnership Loan Facility
-------------------------

On September 1, 1999, the Limited Partners established a Partnership Loan Facility (the "Facility") to provide working capital to fund the Partnership's operations. Under the terms of this Facility, the Partnership can borrow up to a maximum of $6,000,000. The Facility provides that upon the request of the Partnership, each Limited Partner will make loans to the Partnership in proportion to their respective ownership interests. These loans bear interest at the PNC Bank prime interest rate plus 1%. Accrued interest and principal balances are payable at maturity, which is March 26, 2001. Loans made under this facility are secured by a lien on accounts receivable and fixed assets of the Partnership and are subordinated to future bank borrowings. The amount outstanding under the facility at September 30, 1999 was $3,000,000. Among other restrictions, the Partnership will be deemed to be in an "Event of Default" under the Facility if principal, interest, or other indebtedness under the agreement is not paid when due. Additionally, the accompanying September 30, 1999 consolidated balance sheet includes accrued interest of $108,601 for outstanding amounts due under the Facility. This also represents the amount of interest expense incurred for the nine months ended September 30, 1999.

Warrants
--------

Upon the earlier of (1) the date by which both LTV and SDI shall have exercised their warrants to purchase Partnership interest or (2) April 1, 2001, if a warrant in the Partnership previously expires without being exercised, WSC shall be required to make an additional capital contribution equal to the appraised value of the Partnership as of December 31, 1998, minus any capital contributions made by any of the Limited Partners through such date to the extent such appraised value of the Partnership exceeds the aggregate capital contributions made to the Partnership. As of September 30, 1999 and December 31, 1998, no additional capital contributions were required.

Leases
------

From its Inception (November 15, 1998) through September 30, 1999, the Partnership occupied facilities which were leased by WSC. WSC's monthly lease payment was recorded as a payable to WSC on the Partnership's balance sheet. On July 12, 1999, this lease was assigned to the Partnership and the Partnership began making payments directly to the lessor (see Note 7). WSC has remained a guarantor of this lease agreement.

WSC has guaranteed a lease facility that the Partnership has used to purchase furniture for its offices. The maximum credit that will be extended under this facility is $175,000. As of September 30, 1999 and December 31, 1998, the Partnership had leased office furniture under this facility totaling approximately $175,000 and $83,000, respectively. This lease facility is accounted for as an operating lease by the Partnership.

5.   TECHNOLOGY LICENSE AGREEMENT:
     -----------------------------

WSC developed the intellectual property and business processes ("Intellectual Property") that support the MetalSite website. Because this information is critical to the Partnership's operation, WSC has entered into a technology licensing agreement with the Partnership. This license allows the Partnership worldwide, royalty free and irrevocable usage of WSC's Intellectual Property in the metals industry. Upon a Transfer Event, as defined, WSC shall automatically assign all right, title and interest in and to the Intellectual Property to the Partnership free and clear of any claim, suit, proceedings, security interest, pledge or lien or encumbrance of any kind or nature. A Transfer Event, as defined by the technology licensing agreement is the earlier of (1) an initial public offering of securities by MetalSite; or (2) two years from the effective date of the agreement which is August 27, 1999.

6.   EMPLOYEE BENEFIT AND INCENTIVE PLANS:
     -------------------------------------

The Partnership has established a 401(K) retirement program to provide the opportunity for substantially all employees to invest pretax earnings towards their retirement. The Partnership's program provides for the possibility of matching contributions up to a specified limit based on the extent to which the Partnership achieves financial and operating goals. No matching contributions were made to this Program during the nine months ended September 30, 1999 or the period from Inception (November 15, 1998) through December 31, 1998.

The Partnership has also established various incentive bonus plans for its employees during 1999. No payments were made under these plans during the nine months ended September 30, 1999. MetalSite accrued $271,876 for these plans at September 30, 1999.

7.   LEASES:
     -------

The Partnership leases certain office space and office furniture under operating leases. The following is a schedule of future minimum rental payments required under non-cancelable operating leases:

                                                      September 30,
                                                          1999
                                                      -------------
     1999                                             $  115,000
     2000                                                510,000
     2001                                                226,000
     2002                                                 19,000
                                                      -------------

     Total                                            $  870,000
                                                      =============

Rental expense for all operating leases was approximately $237,000 and $33,000 for the nine months ended September 30, 1999 and the period from Inception (November 15, 1998) through December 31, 1998, respectively. Future minimum lease payments include facility lease payments for office space subleased from WSC subsequent to December 31, 1998 (see Note 4).

In August 1999, MetalSite entered into a capital lease with Exodus, an internet service provider, for a website server and related hardware. Under the terms of the lease, MetalSite is required to make twenty-four monthly payments of $14,364 through October 31, 2001. An asset and corresponding obligation were recorded for an amount equal to the present value of minimum lease payments at the beginning of the lease term, excluding that portion of the payments representing executory costs to be paid by the lessor. Payments were discounted using a 9% interest rate, which approximated MetalSite's incremental borrowing rate at the time the lease was executed. The principal balance outstanding under this lease agreement was $248,871 at September 30, 1999.

Future minimum payments by year and in the aggregate, under capital leases consist of the following at September 30, 1999:

     1999                                                   $  28,728
     2000                                                     172,368
     2001                                                     143,640
                                                            ---------
          Total minimum lease payments                        344,736

     Less- Amounts for executory costs                        (51,110)
     Less- Amounts representing interest                      (44,755)
                                                            ---------

     Present value of net minimum lease payments              248,871
     Less- Amounts due within one year                       (118,589)
                                                            ---------
     Long-term capital lease obligations                    $ 130,282
                                                            =========

8.   WARRANTS OUTSTANDING:
     ---------------------

In connection with their purchase of an initial Partnership interest, two of the Partnership's limited partners, LTV and SDI obtained nontransferable warrants to purchase additional partnership interests. These warrants allow LTV and SDI to acquire additional partnership interests sufficient to double their initial Partnership interests. These warrants may be exercised at any time between January 1, 1999 and March 31, 2001 and allow the additional interests to be purchased for a price based upon a valuation of the Partnership as of December 31, 1998. The warrants entitle the holder to a discount on their exercise price ("Discount") based on tonnage the holder sells over the MetalSite website during the twelve months preceding the exercise. As of September 30, 1999 and December 31, 1998, these warrants remain unexercised. Additionally, as of December 31, 1998, neither LTV nor SDI met the tonnage requirements to receive a Discount. At the point in time that it becomes probable that LTV and SDI will achieve the tonnage targets, MetalSite will begin to accrete the Discount with a charge to transaction fee discount expense and a corresponding credit to warrants outstanding. At September 30, 1999 and December 31, 1998, warrants outstanding totaled $74,250.

9.   FAIR VALUE OF FINANCIAL INSTRUMENTS AND MARKET RISKS:
     -----------------------------------------------------

Statement of Financial Accounting Standards No. 107 "Fair Value of Financial Instruments" requires disclosures about fair value for all financial statements. The $1,826,566 in loans from WSC bears interest at an 8% fixed rate per annum, with principal paid at maturity. The $3,000,000 outstanding from the Partnership Loan Facility bears interest at the PNC Bank prime rate plus 1%, with principal paid at maturity. The variable rate debt approximates current rates available to MetalSite for such debt, and accordingly the fair value of such floating rate debt approximates the current carrying amount. At September 30, 1999 and December 31, 1998, it is not practicable to determine the fair value of the fixed rate debt.

10.  MANAGEMENT OWNERSHIP PLAN:
     --------------------------

During 1999, the Partnership established a Management Ownership Plan ("MOP") to provide incentive to key employees of the Partnership to (i) achieve high levels of performance, and (ii) increase earnings and value of the Partnership. The MOP seeks to accomplish these goals by providing a means whereby such employees may acquire Class B interests in the Partnership through the grant of Class B interests or the exercise of Class B options.

The grant of a Class B interest by the Partnership or the purchase of a Class B interest pursuant to the exercise of a Class B option under the MOP shall cause WSC's percentage interest in MetalSite (and a proportionate amount of their capital account) to decrease by the same amount as the grant or purchase of such Class B interest.

To the extent that the Limited Partners are allowed to sell any Class A interests in MetalSite, or other securities into which the Class A interests may convert in a registered offering, the Class B Partners shall have the right to convert their respective Class B interest, or other securities into which the Class B interest may convert, into Class A securities and sell in the same registered offering, on the same terms as the Limited Partners. Each Class B Partner's right to sell pursuant to the foregoing shall be in proportion to the percentage of all Class A securities held by all Class B Partners that such Class B Partner holds. If the Partnership engages in an initial public offering ("IPO") of securities other than the Class B interests, the Class B Interests shall convert into the security being offered in the IPO immediately prior to the IPO.

Under the provisions of the MOP, ownership interests totaling up to 10% will be transferred to employees. On April 17, 1999 the Class B partnership interests totaling 5% were issued to certain members of the Partnership's management under the RPIP, which is a component of the MOP. The RPIP provides for ownership of the Partnership interests to vest over a four-year period, with the potential for accelerated vesting under certain circumstances. The Class B partnership interests were recorded as deferred compensation at the appraised value on the date of grant ($250,000) in the accompanying consolidated statements of partners' capital (deficit). The deferred compensation is being amortized over the four-year vesting period. The total compensation cost recognized in the accompanying consolidated statement of operations for the nine months ended September 30, 1999 was $65,200.

Under the Class B Option Award Plan (the "Plan"), which is a component of the MOP, the Partnership may grant options for up to 1,000,000 units. The Partnership's Board of Directors or its designee determines the option price and vesting requirements. During the nine months ended September 30, 1999, the Partnership granted 374,500 options at a price of $0.50 per unit. Under the Plan, the option exercise price equals the unit's appraised value on the date of grant. The Class B option granted under the Plan may only be exercised in its entirety and only after the end of the applicable Plan Period, as defined in each Class B Option Award Agreement, while the recipient is employed by the Partnership, but in no event greater than 10 years from the award date.

1999 activity under the Class B Option Award Plan is summarized below:

                                                                  Weighted
                                                                   Average
                                                  Units         Exercise Price
                                              ------------    -----------------
     Options outstanding at January 1, 1999           -              $      -
     Granted - Class B Option Award Plan           374,500                 0.50
     Forfeited                                        -                     -
     Exercised                                        -                     -
                                              ------------    -----------------
     Outstanding at September 30, 1999             374,500           $     0.50
     Exercisable at September 30, 1999                -                     -

     Weighted Average fair vale of option
     granted                                          -              $     0.13

The Partnership accounts for the Class B Option Award Plan by application of APB No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Had compensation cost for the Class B Option Plan been determined based upon the fair value at the grant dates consistent with SFAS No. 123, "Accounting for Stock Based Compensation", the Partnership would have recorded additional compensation expense in the amount of $50,322.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 1999:

                                             9/29/99             9/27/99            9/15/99           9/2/99
                                           -----------         -----------        -----------       ----------
     Risk free interest rate                5.68%               5.62%              5.67%             5.74%
     Expected dividend yield                   0%                  0%                 0%                0%
     Expected life of options               2 years             2 years            2 years           2 years
     Expected volatility rate                40%                 40%                40%               40%

11.  NEW ACCOUNTING PRONOUNCEMENTS:
     ------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"). Statement 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. In June 1999, the FASB issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133", which amends Statement 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management does not believe that the adoption of Statement 133 will have a material impact on MGP's financial position or its results of operations.

On December 3, 1999 the SEC staff released Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB No. 101"), to provide guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 explains the SEC staff's general framework for revenue recognition, stating that four criteria need to be met in order to recognize revenue. The four criteria, all of which must be met, are:

 .    There must be persuasive evidence of an arrangement;
 .    Delivery must have occurred or services must have been rendered;
 .    The selling price must be fixed or determinable; and
 .    Collectibility must be reasonably assured.

SAB No. 101 does not change existing literature on revenue recognition. SAB No. 101 states that changes in accounting to apply the guidance contained therein may be accounted for as a change in accounting principle under APB Opinion No. 20, "Accounting Changes". The new standard did not require management to change existing revenue recognition policies and therefore had no impact on reported financial position and results of operations.

12.  SUBSEQUENT EVENTS:
     ------------------

On December 29, 1999, Internet Capital Group, Inc. ("ICG") purchased its respective general partner and Partnership interests from WSC, pursuant to a Securities Purchase Agreement (the "Purchase Agreement") between ICG and WSC. Pursuant to the Purchase Agreement, ICG acquired a Class A limited partner interest in MetalSite representing a 44.42% interest on a basic per unit basis and a 35.35% interest on a diluted per unit basis. ICG also acquired a Membership Interest in the general partner representing a 47.26% interest on a basic per unit basis and a 39.72% interest on a diluted per unit basis.

In addition, pursuant to the Purchase Agreement, ICG has been granted options to purchase additional interests in MetalSite and the general partner from WSC upon the occurrence of certain events, as defined in the Purchase Agreement. Further, ICG will have the right to appoint two voting members of the Board of Directors of the general partner.

MetalSite as a Component of
Weirton Steel Corporation

Financial Statements for
The Period from January 1, 1998 to
November 15, 1998 and for the Year Ended
December 31, 1997

Together with the Report of
Independent Public Accountants

Report of Independent Public Accountants


To the Board of Directors of
Weirton Steel Corporation:

We have audited the accompanying statements of costs and expenses of MetalSite as a Component of Weirton Steel Corporation for the period from January 1, 1998 to November 15, 1998 and for the year ended December 31, 1997. These financial statements are the responsibility of Weirton Steel Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of costs and expenses referred to above present fairly, in all material respects, the costs and expenses of MetalSite as a Component of Weirton Steel Corporation for the period from January 1, 1998 to November 15, 1998 and for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States.


                                   /s/ Arthur Andersen LLP


Pittsburgh, Pennsylvania
 January 12, 2000

                          METALSITE AS A COMPONENT OF
                          ---------------------------
                           WEIRTON STEEL CORPORATION
                           -------------------------


                       STATEMENTS OF COSTS AND EXPENSES
                       --------------------------------

         FOR THE PERIOD FROM JANUARY 1, 1998 TO NOVEMBER 15, 1998 AND
         ------------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------


                                          Period From
                                        January 1, 1998
                                         To November 15,      December 31,
                                             1998                 1997
                                       ------------------    --------------

COSTS AND EXPENSES:
 Product Development                   $        2,110,563    $      805,111
 Sales and Marketing                              324,753            80,053
 General and Administrative                       655,918           109,475
                                       ------------------    --------------
     Total Costs and Expenses          $        3,091,234    $      994,639
                                       ==================    ==============

  The accompanying notes are an integral part of these financial statements.

                          METALSITE AS A COMPONENT OF
                          ---------------------------
                           WEIRTON STEEL CORPORATION
                           -------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

         FOR THE PERIOD FROM JANUARY 1, 1998 TO NOVEMBER 15, 1998 AND
          ------------------------------------------------------------
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     ------------------------------------


1.   BASIS OF PRESENTATION:
     ---------------------

The accompanying financial statements represent the financial information of MetalSite as a Component of Weirton Steel Corporation (the "Component"). The costs and expenses of the Component were funded by Weirton Steel Corporation and accordingly, no balance sheets or statements of cash flows are presented for the Component. The statements of costs and expenses represent the Component's share of total spending by Weirton Steel Corporation on behalf of the Component for the respective periods presented. There was no activity related to the Component prior to January 1, 1997.

On November 15, 1998, Weirton Steel Corporation, LTV Steel Company and Steel Dynamics, Inc. purchased their respective interests in MetalSite General Partner, LLC and MetalSite, L.P., at which time, the Component ceased to exist.

2.   RESEARCH AND DEVELOPMENT:
     -------------------------

The costs incurred for the Component primarily represent research and development type expenditures related to the creation of the infrastructure of the Component and were incurred prior to the establishment of technical feasibility and were therefore expensed as incurred.

                          INTERNET CAPITAL GROUP, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

     During 1998, 1999 and 2000, the Company acquired significant minority ownership interests in 39 Partner Companies accounted for under the equity method of accounting. In October 1999, the Company acquired a majority ownership interest in Animated Images, Inc. In October 1999, the Company acquired a majority ownership interest in Purchasing Solutions, Inc. In October 1999, Purchasing Solutions, Inc. acquired all of the assets of Purchasing Group, Inc. and Integrated Sourcing, LLC, two related businesses. In December 1999, the Company acquired a significant minority ownership interest in MetalSite LLC for total purchase consideration of $180.2 million. In March 2000, the Company entered into an agreement to acquire a majority ownership interest in RightWorks. All acquisitions have been accounted for using the purchase method of accounting. In addition, the Company deconsolidated VerticalNet, Inc. subsequent to December 31, 1998 and Breakaway Solutions, Inc. subsequent to September 30, 1999 due to the decrease in the Company's voting ownership percentage in each company from above to below 50%.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisition of a significant minority ownership interest in MetalSite LLC, the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the deconsolidation of VerticalNet, Inc, the 1998, 1999 and 2000 acquisitions of significant minority ownership interests in 39 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998. As Breakaway Solutions, Inc. was initially acquired in the first quarter of 1999, no pro forma adjustments to the 1998 financial statements are necessary to reflect its deconsolidation subsequent to September 30, 1999.

     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999 gives effect to the acquisition of a significant minority ownership interest in MetalSite LLC., the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the 1999 and 2000 acquisitions of significant minority ownership interests in 31 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998. As VerticalNet, Inc. was deconsolidated in the first quarter of 1999, no pro forma adjustments to the consolidated statement of operations for the nine months ended September 30, 1999 are necessary to reflect its deconsolidation.

     The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisition of a significant minority ownership interest in MetalSite LLC, the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the deconsolidation of Breakaway Solutions, Inc., and the acquisitions during the period from October 1, 1999 through March 6, 2000 of significant minority ownership interests in seventeen new and eighteen existing equity method Partner Companies as if the transactions had occurred on September 30, 1999.

     The unaudited pro forma condensed combined financial statements have been prepared by the management of the Company and should be read in conjunction with the Company's historical consolidated financial statements previously filed with the Securities and Exchange Commission, and the historical consolidated financial statements of MetalSite LLC. Since the unaudited pro forma financial statements which follow are based upon the financial condition and operating results of MetalSite LLC, Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc., Integrated Sourcing, LLC and the equity method Partner Companies acquired during periods when they were not under the control or management of the Company, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed for the dates reflected nor are they indicative of future financial or operating results. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of the Company with Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc., Integrated Sourcing, LLC, MetalSite LLC and the other equity method Partner Companies.

                          INTERNET CAPITAL GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                                  Internet
                                                -------------
                                                   CAPITAL        Breakaway          Pro Forma            Sub-
                                                -------------  ----------------  ------------------  ---------------
                                                 GROUP, INC.   DECONSOLIDATION      Adjustments           TOTAL
                                                -------------  ----------------  ------------------  ---------------
Assets
Current Assets
 Cash and cash equivalents  ................     $186,137,151     $ (7,747,165)    $(109,446,186)b    $   47,745,289
                                                                                     (38,943,800)c
                                                                                      17,745,289 c
 Short-term investments  ...................       22,845,079               --       (22,845,079)b                --
 Accounts receivable, less allowance for
  doubtful accounts  .......................        8,531,879       (8,531,879)        6,044,352 c         6,044,352
 Prepaid expenses and other current
  assets  ..................................        7,024,086       (5,077,192)        4,240,136 c         6,187,030
                                                 ------------     ------------   -----------------    --------------
 Total current assets  .....................      224,538,195      (21,356,236)     (143,205,288)         59,976,671
 Fixed assets, net  ........................        6,169,802       (4,465,033)          596,413 c         2,301,182
 Ownership interests in and advances to
  Partner Companies  .......................      168,690,379               --       904,280,055 b     1,084,359,463
                                                                                      11,389,029 d
 Available-for-sale securities  ............       19,233,805               --                  --        19,233,805
 Intangible assets, net  ...................       22,854,350      (13,731,600)      899,932,097 c       902,193,429
                                                                                      (6,861,418)d
 Deferred taxes  ...........................       18,845,639               --                  --        18,845,639
 Other  ....................................        9,895,199         (274,641)          132,558 c         9,753,116
                                                 ------------     ------------   -----------------    --------------
Total Assets  ..............................     $470,227,369     $(39,827,510)     $1,666,263,446    $2,096,663,305
                                                 ============     ============   =================    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Current maturities of long-term debt  .....     $    735,885     $   (735,885)     $  4,141,625 c    $   54,141,625
                                                                                      50,000,000 b
 Accounts payable  .........................        4,478,916       (3,720,060)        9,009,547 c         9,768,403
 Accrued expenses  .........................       10,336,185       (6,113,895)                 --         4,222,290
 Notes payable to Partner Company  .........               --               --       271,988,790 b       271,988,790
 Deferred revenue  .........................          117,523         (117,523)                 --                --
 Convertible note  .........................        8,499,942               --                  --         8,499,942
                                                 ------------                    -----------------    --------------
 Total current liabilities  ................       24,168,451      (10,687,363)      335,139,962         348,621,050
 Long-term debt  ...........................        1,633,360       (1,633,360)        6,552,481 c         6,552,481
 Deferred taxes  ...........................               --               --       229,950,000 c       229,950,000
 Minority interest  ........................       25,908,961               --         5,093,392 c         8,023,177
                                                                                     (22,979,176)d
SHAREHOLDERS' EQUITY
                                                                                   1,085,000,000 b,c
 Total shareholders' equity  ...............      418,516,597      (27,506,787)       27,506,787 d     1,503,516,597
                                                 ------------     ------------   -----------------    --------------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY  ...................................     $470,227,369     $(39,827,510)     $1,666,263,446    $2,096,663,305
                                                 ============     ============   =================    ==============

                                                                          Pro Forma
                                                        MetalSite      ---------------
                                                       Acquisition        COMBINED
                                                    -----------------  ---------------
 Cash and cash equivalents  ................          $(30,000,000)a    $   17,745,289


 Short-term investments  ...................                      --                --
 Accounts receivable, less allowance for
  doubtful accounts  .......................                      --         6,044,352
 Prepaid expenses and other current
  assets  ..................................                      --         6,187,030
                                                    ----------------    --------------
 Total current assets  .....................           (30,000,000)         29,976,671
 Fixed assets, net  ........................                      --         2,301,182
 Ownership interests in and advances to
  Partner Companies  .......................            180,169,635a     1,264,529,098

 Available-for-sale securities  ............                      --        19,233,805
 Intangible assets, net  ...................                      --       902,193,429

 Deferred taxes  ...........................                      --        18,845,639
 Other  ....................................                      --         9,753,116
                                                    ----------------    --------------
Total Assets  ..............................            $150,169,635    $2,246,832,940
                                                    ================    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Current maturities of long-term debt  .....                      --    $   54,141,625

 Accounts payable  .........................                      --         9,768,403
 Accrued expenses  .........................                      --         4,222,290
 Notes payable to Partner Company  .........                      --       271,988,790
 Deferred revenue  .........................                      --                --
 Convertible note  .........................                      --         8,499,942
                                                    ----------------    --------------
 Total current liabilities  ................                      --       348,621,050
 Long-term debt  ...........................                      --         6,552,481
 Deferred taxes  ...........................                      --       229,950,000
 Minority interest  ........................                      --         8,023,177

SHAREHOLDERS' EQUITY

 Total shareholders' equity  ...............             150,169,635a    1,653,686,232
                                                    ----------------    --------------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY  ...................................            $150,169,635    $2,246,832,940
                                                    ================    ==============

                          INTERNET CAPITAL GROUP, INC.

  Unaudited Pro Forma Condensed Combined Statement of Operations for the Year
                            Ended December 31, 1998

                                                Internet
                                              -------------
                                                 CAPITAL       VerticalNet        Pro Forma
                                              -------------  ----------------  ---------------
                                               GROUP, INC.   DECONSOLIDATION     ADJUSTMENTS       Sub-Total
                                              -------------  ----------------  ---------------  ---------------
Revenue                                       $  3,134,769      $ (3,134,769)     8,381,728 f    $   8,381,728
                                              ------------      ------------   --------------    -------------
OPERATING EXPENSES
  Cost of revenue  ......................        4,642,528        (4,642,528)              --               --
  Selling, general and administrative  ..       15,513,831       (12,001,245)   234,880,527 f      238,393,113
                                              ------------      ------------   --------------    -------------
  Total operating expenses  .............       20,156,359       (16,643,773)   234,880,527       238,393,113,
                                              ------------      ------------   --------------    -------------
                                               (17,021,590)       13,509,004   (226,498,799)      (230,011,385)
Other income, net  ......................       30,483,177                --               --       30,483,177
Interest income  ........................        1,305,787          (212,130)        16,506 f        1,110,163
Interest expense  .......................         (381,199)          297,401    (26,812,047)g      (26,895,845)
                                              ------------      ------------   --------------    -------------
INCOME (LOSS) BEFORE INCOME TAXES,
 MINORITY INTEREST AND EQUITY INCOME
 (LOSS)  ................................       14,386,175        13,594,275   (253,294,340)      (225,313,890)
Income taxes  ...........................               --                --             -- h               --
Minority interest  ......................        5,381,640                --     (3,862,121)f,j      1,519,519
Equity income (loss)  ...................       (5,868,887)               --   (270,515,608)g     (276,384,495)
                                              ------------      ------------   --------------    -------------
NET INCOME (LOSS)  ......................     $ 13,898,928      $ 13,594,275  $(527,672,069)     $(500,178,866)
                                              ============      ============   ==============    =============
NET INCOME (LOSS) PER SHARE
 Basic  .................................            $0.12
 Diluted  ...............................            $0.12
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic  .................................      112,204,578
 Diluted  ...............................      112,298,578

                                               MetalSite        Pro Forma
                                             --------------  ---------------
                                              ACQUISITION       COMBINED
                                             --------------  ---------------

Revenue                                                 --        8,381,728
                                             -------------    -------------
OPERATING EXPENSES
  Cost of revenue  ......................               --               --
  Selling, general and administrative  ..               --      238,393,113
                                             -------------    -------------
  Total operating expenses  .............               --      238,393,113
                                             -------------    -------------
                                                        --     (230,011,385)
Other income, net  ......................               --       30,483,177
Interest income  ........................               --        1,110,163
Interest expense  .......................               --      (26,895,845)
                                             -------------    -------------
INCOME (LOSS) BEFORE INCOME TAXES,
 MINORITY INTEREST AND EQUITY INCOME
 (LOSS)  ................................               --     (225,313,890)
Income taxes  ...........................               -- h             --
Minority interest  ......................               --        1,519,519
Equity income (loss)  ...................      (62,025,657)e   (338,410,152)
                                             -------------    -------------
NET INCOME (LOSS)  ......................     $(62,025,657)   $(562,204,523)
                                             =============    =============
NET INCOME (LOSS) PER SHARE
 Basic  .................................                            $(4.56)
 Diluted  ...............................                            $(4.56)
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic  .................................                       123,401,816
 Diluted  ...............................                       123,401,816

                          INTERNET CAPITAL GROUP, INC.

     Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 1999


                                                Internet
                                              -------------
                                                 CAPITAL        Breakaway          Pro Forma
                                              -------------  ----------------  -----------------
                                               GROUP, INC.   DECONSOLIDATION      ADJUSTMENTS        Sub-Total
                                              -------------  ----------------  -----------------  ---------------
Revenue                                       $ 14,783,096      $(14,743,431)      10,095,591 f       10,135,256
                                              ------------      ------------   ----------------    -------------
OPERATING EXPENSES
  Cost of revenue  ......................        7,424,594        (7,038,070)                --          386,524
  Selling, general and administrative  ..       31,002,518       (14,722,352)     179,318,916 f,j    195,599,082
                                              ------------      ------------   ----------------    -------------
  Total operating expenses  .............       38,427,112       (21,760,422)     179,318,916        195,985,606
                                              ------------      ------------   ----------------    -------------
                                               (23,644,016)        7,016,991     (169,223,325)      (185,850,350)
Other income, net  ......................       47,001,191           (27,607)         329,306 f       47,302,890
Interest income  ........................        4,176,770           (59,510)                --        4,117,260
Interest expense  .......................       (1,770,324)           53,969     (18,729,035) g      (20,445,390)
                                              ------------      ------------   ----------------    -------------
INCOME (LOSS) BEFORE INCOME TAXES,
 MINORITY INTEREST AND EQUITY INCOME
 (LOSS)  ................................       25,763,621         6,983,843    (187,623,054)       (154,875,590)
Income taxes  ...........................       12,840,423                --       73,234,103 f,i     86,074,526
Minority interest  ......................        4,133,057                --       (1,471,891)f,j      2,661,166
Equity income (loss)  ...................      (49,141,961)               --     (189,979,241)g,j   (239,121,202)
                                              ------------      ------------   ----------------    -------------
NET INCOME (LOSS)  ......................     $ (6,404,860)     $  6,983,843   $(305,840,083)      $(305,261,100)
                                              ============      ============   ================    =============
NET INCOME PER SHARE
 Basic  .................................           $(0.03)
 Diluted  ...............................           $(0.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic  .................................      185,103,758
 Diluted  ...............................      185,103,758

                                               MetalSite        Pro Forma
                                             --------------  ---------------
                                              ACQUISITION       COMBINED
                                             --------------  ---------------

Revenue                                                 --    $  10,135,256
                                             -------------    -------------
OPERATING EXPENSES
  Cost of revenue  ......................               --          386,524
  Selling, general and administrative  ..               --      195,599,082
                                             -------------    -------------
  Total operating expenses  .............               --      195,985,606
                                             -------------    -------------
                                                        --     (185,850,350)
Other income, net  ......................               --       47,302,890
Interest income  ........................               --        4,117,260
Interest expense  .......................               --      (20,445,390)
                                             -------------    -------------
INCOME (LOSS) BEFORE INCOME TAXES,
 MINORITY INTEREST AND EQUITY INCOME
 (LOSS)  ................................               --     (154,875,590)
Income taxes  ...........................       16,792,788 e    102,867,314
Minority interest  ......................               --        2,661,166
Equity income (loss)  ...................      (47,979,395)e   (287,100,597)
                                             -------------    -------------
NET INCOME (LOSS)  ......................     $(31,186,607)   $(336,447,707)
                                             =============    =============
NET INCOME PER SHARE
 Basic  .................................                            $(1.71)
 Diluted  ...............................                            $(1.71)
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic  .................................                       196,300,996
 Diluted  ...............................                       196,300,996

                          INTERNET CAPITAL GROUP, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1 .   Basis of presentation

     The unaudited pro forma condensed combined balance sheet as of September 30, 1999 gives effect to the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in MetalSite LLC in December 1999, the deconsolidation of Breakaway Solutions, Inc., and the acquisition of significant minority ownership interests in seventeen new and eighteen existing equity method Partner Companies as if the transactions had occurred on September 30, 1999.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 gives effect to the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in MetalSite LLC, the deconsolidation of VerticalNet, Inc., the 1998,1999 and 2000 acquisitions of significant minority ownership interests in 39 equity method Partner Companies, and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method as if the transactions had occurred on January 1, 1998.

     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 1999 gives effect to the acquisitions of Animated Images, Inc., RightWorks, Purchasing Solutions, Inc., Purchasing Group, Inc. and Integrated Sourcing, LLC, the acquisition of a significant minority ownership interest in MetalSite LLC, the deconsolidation of Breakaway Solutions, Inc., the 1999 and 2000 acquisitions of significant minority ownership interests in 31 equity method Partner Companies and the acquisition of the Company's ownership interest in Breakaway Solutions, Inc. as a company accounted for under the equity method, as if the transactions had occurred on January 1, 1998.

     The effects of the acquisitions have been presented using the purchase method of accounting and accordingly, the purchase price was allocated to the assets and liabilities assumed based upon management's best preliminary estimate of fair value with any excess purchase price being allocated to goodwill or other indentifiable intangibles. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as the Company and Purchasing Solutions, Inc. finalize their allocations of purchase price in accordance with generally accepted accounting principles.

                         INTERNET CAPITAL GROUP, INC.

                                  (UNAUDITED)


In December 1999 the Company issued approximately $566 million in convertible subordinated notes bearing interest at 5.5%. Additionally, in December 1999 the Company completed a follow on offering and private placements with proceeds totaling $831 million. These issuances are not assumed in the unaudited pro forma condensed combined balance sheet or statements of operations.


2.   PRO FORMA BALANCE SHEET ADJUSTMENTS

     The pro forma balance sheet adjustments as of September 30, 1999 reflect:

     (a) The acquisition in December 1999 of a significant minority ownership interest in MetalSite LLC for $180.2 million consisting of $30.0 million in cash and $150.2 million in the Company's common stock.

     (b) The acquisition during the period from October 1, 1999 through March 6, 2000 of new and additional significant minority ownership interests in equity method Partner Companies for aggregate cash consideration of $132.3 million, $450.0 million in the Company's common stock, assumed $50 million in line of credit borrowings and assumed $272.0 million in notes payable to Partner Companies, net of imputed interest discount of $1.8 million. Since the amount of the pro forma acquisitions exceeded the available cash balances of the Company at September 30, 1999, an assumption was made that such excess was financed by line of credit borrowings and notes payable to Partner Companies.

     (c) The acquisition of Animated Images, Inc., RightWorks, Purchasing Group, Inc. and Integrated Sourcing, LLC for $38.9 million in cash, $6.0 million in a note payable, $1.1 million in other debt, $0.2 million of assumed net liabilities, $635 million in common stock of the Company and $0.2 million in common stock of Purchasing Solutions, Inc. The total purchase price of approximately $681.4 million was allocated as follows: cash--$17.8 million, net receivables--$6.1 million, fixed and other assets--$1.0 million, accounts payables and accruals--$9.0 million, debt - $3.5 million, minority interest - $ 1.0 million, deferred taxes - $230.0 million and goodwill and intangibles $900.0 million. Additionally, approximately $4.0 million is due from another investor and is reflected as both an other asset and minority interest.

                         INTERNET CAPITAL GROUP, INC.

                                  (Unaudited)

    (d) The elimination of $27.5 million for the equity accounts of Breakaway Solutions, Inc. and the reclassification of the Company's carrying value of its ownership interest of $11.4 million in Breakaway Solutions, Inc. to the equity method of accounting from consolidation.

3.   Pro Forma Statements of Operations Adjustments

     The pro forma statements of operations adjustments for the year ended December 31, 1998 and the nine months ended September 30, 1999 consist of:

     (e) Equity income (loss) has been adjusted to reflect the Company's acquisition of a significant minority ownership interest in MetalSite LLC. and the related interest in the income (loss) and amortization of the difference in the Company's carrying value and ownership interest in the underlying net equity of MetalSite LLC. over an estimated useful life of three years. For the year ended December 31, 1998 and the nine months ended September 30, 1999, equity income (loss) of $62.0 million and $47.9 million includes $1.1 million and $2.3 million, respectively, of equity income (loss), and $60.9 million and $45.6 million, respectively, in amortization of the difference between cost and equity in net assets. For the nine months ended September 30, 1999, income tax benefit has been adjusted $16.8 million to reflect the tax effect of the MetalSite LLC pro forma adjustments.

     (f) Reflects additional revenue of $8.4 million and $10.1 million, general and administrative expenses of $234.9 million and $181.6 million (net of excess executive compensation of approximately $3.0 million and $3.5 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively), other income of $0 and $329,306, and minority interest of $(2.0) million and $(1.5) million related to the acquisitions of Animated Images, Inc., RightWorks, Purchasing Group, Inc. and Integrated Sourcing, LLC. Included in general and administrative expenses is approximately $222.7 million and $167.0 million of goodwill amortization during the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, relating to these acquisitions.

     (g) Equity income (loss) has been adjusted by $270.5 million and $187.7 million to reflect the Company's ownership interests in the income
         (loss) of the equity method Partner Companies and the amortization of the difference in the Company's carrying value in the Partner Companies and the Company's ownership interest in the underlying net equity of the Partner Companies over an estimated useful life of three years. For the year ended December 31, 1998 and the nine months ended September

                          INTERNET CAPITAL GROUP, INC.

                                  (Unaudited)

        30, 1999, equity income (loss) includes $32.2 million and $19.9 million, respectively, of equity income (loss) and $238.3 million and $167.8 million, respectively, in amortization of the difference between cost and equity in net assets. Additionally, $26.8 million and 18.7 million, respectively, of interest expense is reflected during the year ended December 31, 1998 and the nine months ended September 30, 1999 relating to the imputed interest discount on a $23.0 million non-interest bearing note and the assumed borrowings under the line of credit and additional notes payable to Partner Companies. No interest expense is reflected in 1999 for the non-interest bearing note as the note is payable in one year (assumed from January 1, 1998).

    (h) No income tax provision is required in 1998 due to the Company's tax status as an LLC.

    (i) Income tax benefit has been adjusted $73.2 million for the nine months ended September 30, 1999 to reflect the tax effect of the pro forma adjustments.

    (j) Reflects elimination of $5.4 million and $3.4 million for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, related to VerticalNet, Inc. and Breakaway Solutions, Inc. upon their deconsolidation, and the reclass of $2.3 million of amortization of goodwill related to the Company's acquisition of Breakaway Solutions, Inc. from selling, general and administrative expense to equity income (loss) upon its deconsolidation.